United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 4, 2017
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2017, Curtis M. Stevens informed the Board of Directors (Board) of Louisiana-Pacific Corporation (the “Company”) that he will retire from the Company effective June 30, 2017. In connection with Mr. Stevens' retirement, the Compensation Committee of the Company's Board (the “Compensation Committee”) approved the continued participation by Mr. Stevens in the Company's Annual Cash Incentive Award Plan on a prorated basis for his service through June 30, 2017. Additionally, in connection with Mr. Stevens' retirement, the Company anticipates recording a non-cash charge of $1 to $2 million in the fourth quarter of 2017 associated with benefits to which Mr. Stevens will be entitled under certain executive retirement plans.
On May 5, 2017, the Company's Board appointed W. Bradley Southern as Chief Executive Officer of the Company, effective July 1, 2017. The Board also elected him to the Company's Board, effective July 1, 2017. Mr. Southern, age 57, is currently the Company's Executive Vice President and Chief Operating Officer, a position that he has held since November 1, 2016. Mr. Southern previously served as the Company's Executive Vice President of OSB since March 2015 and previously served as the Company's Senior Vice President of Siding since May 2012 and Vice President of Specialty Operations since 2004.
In connection with his appointment, the Compensation Committee approved Mr. Southern's compensation package, which includes an annual salary of $750,000 and continued participation, on a prorated basis for 2017, in the Company's Management Incentive Plan with an increased target opportunity level of 100 percent of his annual salary and with the actual payout ranging from 0 to 200 percent of target based on corporate performance and 0 to 200 percent of target based upon individual performance. The Compensation Committee also awarded to Mr. Southern, upon the effective date of his appointment as Chief Executive Officer, (the “Award Date”), a time-based restricted stock award with a grant date fair value of $350,000.
A copy of the Company's press release relating to these personnel changes is furnished as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation on May 5, 2017, regarding retirement of Curtis M. Stevens as CEO and appointment of W. Bradley Southern as CEO.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: May 5, 2017